Exhibit 99.1

TRANSPARENTBUSINESS INC. ASSET SWAP AGREEMENT

This Asset Swap Agreement (the “Agreement”) is entered into by and between TransparentBusiness Inc. (formerly known as Unicoin Inc.), a corporation organized and existing under the laws of the State of Delaware, United States of America, with principal address at 1 World Trade Center, 85th Floor, New York, NY 10007 (“TransparentBusiness” or the “Company”), and ____________________________________, with address at ____________________________________ (“Investor” or “Seller”). The Company and the Investor are each referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is the issuer of the unicoin cryptocurrency (“UNCN”), and managerial authority over the unicoin ecosystem has been transferred to the Unicoin Foundation;

WHEREAS, Investor is the lawful owner of the assets described in Exhibit A (the “Assets”), which are located in the Republic of the Philippines;

WHEREAS, the Assets are officially registered as set forth in Exhibit A;

WHEREAS, Investor desires to transfer ownership of the Assets to the Company in exchange for the right to receive unicoins (“UNCN”), subject to the terms and conditions of this Agreement;

WHEREAS, the Parties agree that delivery of UNCN through the smart contract referenced herein shall be deemed cash-equivalent consideration for the Assets for purposes of this Agreement;

WHEREAS, the official public launch date of Unicoin is scheduled for September 28, 2026 (the “Launch Date”);

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree as follows:

1. DEFINITIONS

“Agreement”: these terms and conditions, including all exhibits hereto.

“Closing”: the simultaneous (a) delivery by Investor of the executed Deed of Absolute Sale and all other documents reasonably necessary to transfer title to the Assets to the Company, and (b) issuance of the Unicoin Allocation to Investor via the Smart Contract, occurring upon execution by both Parties of the Closing Certificate.

“Closing Certificate”: a written certificate, substantially in the form attached as Exhibit B, executed by both Parties confirming (i) satisfactory completion of Due Diligence, (ii) Investor’s readiness to deliver the executed Deed of Absolute Sale and related transfer documents, and (iii) the Company’s readiness to issue the Unicoin Allocation via the Smart Contract.

“Contribution” / “Contributing”: payment in the form of the Assets described in Exhibit A, when the transfer of the same becomes legally binding and recorded pursuant to applicable local regulations, in return for the issuance of unicoins (“UNCN”), which the Parties agree shall be treated as cash-equivalent consideration.

“Due Diligence”: the process of verification, investigation, and audit of the Assets, their ownership, and control structure, including verification of the legitimacy and legality of the ownership and control interests, in order to confirm all relevant facts and financial information provided and declared as warranties by Investor and to assess and quantify possible contingencies that may affect the value of the Contribution.

“unicoins” or “UNCN”: the Unicoin cryptocurrency, to be issued and delivered in accordance with Section 3.

“Effective Date”: the first day when this Agreement is digitally signed by both Parties.

“Launch Date”: September 28, 2026, being the scheduled public launch date of Unicoin.

“Project”: the creation and development of unicoins (“UNCN”), the completion of the technical, legal, regulatory and other aspects of the same, and the marketing, promotion and launch of Unicoin, including all costs associated therewith, and the growth and expansion of unicoins and the unicoin ecosystem.

“Smart Contract”: the smart contract deployed by the Company or its designee through which the Unicoin Allocation will be issued and vested to Investor in accordance with Section 3.7.

2. INTERPRETATION

In this Agreement:

2.1 The clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

2.2 Any reference to “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organizations, governments, states, governmental or state agencies, foundations, and trusts;

2.3 The Recitals set forth above are true and correct and incorporated into this Agreement.

3. PRICE, TOKEN PURCHASE, AND TRANSFER OF ASSETS

3.1 In consideration of the payment of the Contribution, the Company will allocate to Investor ____________________________ (X amount) unicoins (“UNCN”) (the “Unicoin Allocation”), reflecting a negotiated value of ____________________________ (X amount) (the “Assets Value”). The Parties acknowledge that the Assets Value and the Unicoin Allocation reflect their commercially negotiated agreement and are not derived from any prescribed valuation formula. The Parties further agree that issuance of the Unicoin Allocation through the Smart Contract shall be deemed cash-equivalent consideration for the Assets for purposes of this Agreement.

3.2 The Parties acknowledge that the official public launch of Unicoin is scheduled for the Launch Date.

3.3 Promptly following the Effective Date, the Company shall conduct Due Diligence in accordance with Section 3.6. Upon completion of Due Diligence to the Company’s reasonable satisfaction, the Parties shall execute the Closing Certificate. Closing shall occur upon execution of the Closing Certificate by both Parties, at which time (a) Investor shall deliver to the Company the executed Deed of Absolute Sale and all other documents reasonably necessary to transfer title to the Assets, and (b) the Company shall, contemporaneously, cause the Unicoin Allocation to be issued to Investor via the Smart Contract. Each Party shall thereafter cooperate to record title to the Assets in favor of the Company with the applicable registries in the Republic of the Philippines.

3.4 Seller shall pay any and all taxes, fees, and expenses for which it is liable under applicable law in connection with the transfer of the Assets, including without limitation Capital Gains Tax, Documentary Stamp Tax, and any registration or notarial fees customarily borne by a seller under Philippine law. Each Party shall bear its own taxes for which it is liable under applicable law.

3.5 Subject to Section 4.11, Investor agrees that issuance of the Unicoin Allocation via the Smart Contract in accordance with Section 3.7 shall constitute full performance and satisfaction of any promises, representations, obligations, contracts, or statements made by the Company in relation to the issuance of unicoins (“UNCN”) hereunder.

3.6 The Company shall have the right to perform Due Diligence commencing on the Effective Date and continuing until the execution of the Closing Certificate (the “Due Diligence Period”). Investor shall cooperate fully with the Company and comply with all reasonable requests during the Due Diligence Period. Any findings during the Due Diligence Period indicating liabilities, encumbrances, contingencies, defects in title, or other factors likely to diminish the value of the Contribution shall be addressed in one of the following ways, at the sole and absolute discretion of the Company: (a) offset against the quantity of unicoins to be allocated under Section 3.1, with such adjustment reflected in the Closing Certificate; or (b) declaration that this Agreement is null and void pursuant to Section 5, in which case no Closing shall occur and no Unicoin Allocation shall be issued.

3.7 The Unicoin Allocation shall be delivered to Investor via the Smart Contract, subject to the following vesting schedule: (a) twenty percent (20%) of the Unicoin Allocation shall vest and be released to Investor on the Launch Date; and (b) five percent (5%) of the Unicoin Allocation shall vest and be released on each successive monthly anniversary of the Launch Date until the Unicoin Allocation is fully vested. Investor shall provide a valid wallet address for delivery prior to Closing; the Company shall have no liability for unicoins delivered to a wallet address designated by Investor in writing.

4. REPRESENTATIONS AND WARRANTIES OF INVESTOR

4.1 Investor has full legal capacity, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.2 This Agreement constitutes a valid and binding obligation of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

4.3 Investor enters into this Agreement for its own account, not as a nominee or agent.

4.4 This Agreement does not constitute an offer, promotion, invitation, or solicitation for investment purposes, and the private placement memorandum for Unicoin’s ongoing pre-sale, as well as its filings with the U.S. Securities and Exchange Commission, contain a description of the unicoins (“UNCN”) and the risks involved in purchasing the unicoins (“UNCN”).

4.5 Investor has such knowledge and experience in technology, financial, and business matters that it is capable of evaluating the merits and risks of entering into this Agreement and is able to bear the economic risk of such participation for an indefinite period of time.

4.6 Investor is not a “U.S. Person” as defined in Regulation S of the Securities Act of 1933, as amended.

4.7 By signing this Agreement and by receiving, using, and holding unicoins (“UNCN”), Investor represents and warrants that Investor:

(a) understands and agrees that it shall be solely responsible for any resulting transaction costs, including its own tax liabilities;

(b) understands that the value of unicoins (“UNCN”) may experience volatility or depreciate; and

(c) agrees to cooperate fully with the Company, and to execute additional agreements as reasonably requested by the Company, in order to legally secure, document, and record the Company’s ownership of the Assets being transferred by Investor to the Company.

4.8 Investor represents and warrants that Investor holds legal and beneficial title to the Assets as detailed in Exhibit A. If any of the identified Assets comprises shares of a company, Investor further represents and warrants that it holds all issued and outstanding shares of the respective companies, constituting 100% ownership and control of such companies. Investor further warrants that it has not pledged, encumbered, or otherwise disposed of any of its shares in the said companies, and that there are no agreements, arrangements, or understandings in place that would result in the dilution of its ownership or control over the said shares. Investor also represents and warrants that the shares held by it in the said companies are free from any liens, encumbrances, or claims, and that there are no pending or threatened legal actions, disputes, or proceedings affecting the title or ownership of such shares.

4.9 Investor warrants and represents that it has obtained all required authorizations and consents, and that it has the corporate capacity required to carry out the transactions contemplated herein; and that neither the execution nor the fulfillment of the obligations described herein:

(i) contravenes its articles of organization, operating agreements, or similar instruments;

(ii) contravenes or violates a law, decree, resolution, or judicial, administrative or arbitral order or ruling to which it is a party; or

(iii) constitutes a breach of the terms of a contract, agreement, or arrangement of importance to which it is a party.

4.10 Investor agrees to cooperate with the Company, and to execute additional agreements as may reasonably be requested by the Company in order to consummate the closing of the transactions contemplated herein in a manner consistent with the terms of this Agreement.

4.11 Investor understands and accepts that, despite the reasonable efforts of the Company and its related entities involved in developing, allocating, and issuing the unicoins (“UNCN”), the Project may encounter material technical, operational, commercial, or regulatory challenges that could lead to its failure. For purposes of this Agreement, “Project Failure” means a determination, made in good faith by the board of directors of the Company and evidenced by a written resolution, that the Project cannot reasonably be completed due to: (a) the inability to obtain or maintain a regulatory authorization material to the issuance of UNCN; (b) the unavailability of necessary technology infrastructure following commercially reasonable efforts; or (c) a final, non-appealable order of a court or governmental authority of competent jurisdiction prohibiting the issuance of UNCN. In the event of Project Failure, this Agreement shall be deemed null and void ab initio, absolving both Parties of any liability except as provided in this Section. The Company shall, at its own cost, reconvey the Assets to Investor and execute and deliver all documents reasonably necessary to record such reconveyance with the applicable registries. Investor shall cooperate with such reconveyance and shall bear only those taxes, fees, and expenses for which it is liable under applicable law in connection with such reconveyance.

4.12 Investor represents and warrants that it has complied and will continue to comply with all applicable know-your-customer (KYC) and anti-money-laundering (AML) requirements; that Investor is not, and is not owned or controlled by, any person on any sanctions list maintained by the United States (including the Office of Foreign Assets Control), the United Nations, the European Union, the United Kingdom, or the Republic of the Philippines; and that the Assets and any funds used to acquire the Assets were obtained from legitimate sources and are not the proceeds of any unlawful activity. Investor agrees to provide such documentation as the Company may reasonably request to verify the foregoing.

5. PROVISION OF INFORMATION, TERMINATION & RETURN OF CONTRIBUTIONS

The Company may nullify this Agreement without any liability to the Company in the event that:

(i) the Company becomes aware that there have been material misrepresentations or omissions made in regard to the Contribution, its value, or its ownership;

(ii) Due Diligence findings indicate that the Assets are subject to liabilities, encumbrances, contingencies, defects in title, or other factors materially diminishing the value of the Contribution, and the Company elects not to proceed pursuant to Section 3.6(b);

(iii) Investor fails to execute the Closing Certificate or to deliver the Deed of Absolute Sale and related transfer documents at Closing; or

(iv) Project Failure occurs as set forth in Section 4.11.

If nullification occurs before Closing, no Unicoin Allocation shall be issued and no transfer of Assets shall have occurred, and neither Party shall have any further obligation to the other except those that by their nature survive (including Sections 7, 8.2, 8.3, 8.6, 8.9, and 8.10). If nullification occurs after Closing, the Company shall reconvey the Assets to Investor in accordance with the reconveyance procedure set forth in Section 4.11, except that, in the case of nullification under sub-paragraph (i) above, any costs of reconveyance shall be borne by Investor.

6. TERM

This Agreement will take effect from the Effective Date and continue until terminated in accordance with the terms of this Agreement, including upon the occurrence of Project Failure.

7. LIABILITIES

Liability Limitations

The Company’s obligations under this Agreement do not constitute personal obligations of the officers, directors, employees, or agents of the Company.

Subject to the immediately following paragraph, the Company’s liability arising under this Agreement, whether in contract, tort (including negligence), breach of statutory duty, or otherwise, shall only be for direct damages and shall not exceed the Assets Value.

Nothing in this Agreement shall limit or exclude the liability of either Party for fraud, fraudulent misrepresentation, willful misconduct, gross negligence, or any other liability that cannot lawfully be limited or excluded under applicable law.

8. MISCELLANEOUS

8.1 Notices. All notices pertaining to this Agreement will be given to the email addresses used by the Parties to execute this Agreement electronically.

8.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Philippines, without regard to its conflict of laws principles.

8.3 Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement, including questions of validity, interpretation, enforceability, breach, or termination, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Philippine Dispute Resolution Center, Inc. (PDRCI) presently in force, except as otherwise explicitly provided herein.

The arbitration proceedings shall be conducted as follows:

(a) The number of arbitrators shall be three (3);

(b) Each Party shall appoint one (1) arbitrator, and the two appointed arbitrators shall appoint the third arbitrator, who shall act as Chairperson;

(c) The place of arbitration shall be Metro Manila, Philippines;

(d) The language of arbitration shall be English; and

(e) This Section shall survive even if the remainder of this Agreement is declared void or unenforceable by a court of competent jurisdiction.

8.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner that is effective and valid under applicable law. If any provision is held invalid, illegal, or unenforceable, such provision shall only be ineffective to the extent of such invalidity or unenforceability without affecting the remaining provisions.

8.5 Entire Agreement. This Agreement embodies the complete agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, negotiations, or understandings.

8.6 Reliance and Waiver. The Parties acknowledge and agree that in entering into this Agreement, they have not relied upon any statement, representation, warranty, undertaking, promise, or assurance other than those expressly set forth herein. Each Party irrevocably waives all claims, rights, and remedies that it might otherwise have had in relation to any such representation or assurance not expressly stated herein. Nothing in this clause shall limit or exclude liability for fraud.

8.7 Assignment. Either Party may assign its rights and obligations under this Agreement, in whole or in part, to any successor in interest or affiliate, or, with respect to the Company, to the Unicoin Foundation or any entity designated by the Company. The assigning Party shall give written notice of such assignment to the other Party. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

8.8 Survival. The provisions of Sections 4 (Representations and Warranties), 5 (Termination & Return of Contributions), 7 (Liabilities), 8.2 (Governing Law), 8.3 (Dispute Resolution), 8.6 (Reliance and Waiver), 8.9 (Confidentiality), and 8.10 (Force Majeure), together with any other provision that by its nature is intended to survive, shall survive the termination or expiration of this Agreement.

8.9 Confidentiality. Each Party shall keep confidential the terms of this Agreement and any non-public information disclosed by the other Party in connection herewith, and shall not disclose the same to any third party except: (a) to its professional advisors who are bound by duties of confidentiality; (b) as required by applicable law, regulation, or order of a court or governmental authority of competent jurisdiction; or (c) with the prior written consent of the other Party. This obligation shall survive for a period of three (3) years following the termination of this Agreement.

8.10 Force Majeure. Neither Party shall be liable for any failure or delay in performance of its obligations under this Agreement (other than payment obligations) to the extent such failure or delay is caused by events beyond its reasonable control, including without limitation acts of God, war, terrorism, civil unrest, government action, pandemic, epidemic, fire, flood, earthquake, or failure of public utilities or telecommunications networks. The affected Party shall promptly notify the other Party of any such event and shall use commercially reasonable efforts to mitigate its effects.

8.11 Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The Parties agree that this Agreement may be executed and delivered by electronic signature (including via DocuSign or comparable platform), and such electronic signatures shall have the same legal effect as original handwritten signatures.

IN WITNESS WHEREOF

The Parties, intending to be legally bound, have executed this Agreement on the dates indicated below.

TRANSPARENTBUSINESS INC.		INVESTOR

By:		By:
	Alex Konanykhin, CEO	Name:
Email:	ak@unicoin.com	Email:
Date:		Date:

EXHIBIT A

CONTRIBUTED ASSETS

(Insert complete legal descriptions, titles, tax declarations, technical descriptions, supporting ownership documents, official registration details, and other relevant information regarding the Assets.)

EXHIBIT B

FORM OF CLOSING CERTIFICATE

This Closing Certificate is delivered pursuant to Section 3.3 of the Asset Swap Agreement dated ____________________ (the “Agreement”) between TransparentBusiness Inc. (the “Company”) and ____________________________________ (the “Investor”). Capitalized terms used herein and not otherwise defined have the meanings given in the Agreement.

The Parties hereby certify as follows:

1. Due Diligence has been completed to the reasonable satisfaction of the Company.

2. The Unicoin Allocation is confirmed as ____________________________ unicoins, reflecting an Assets Value of ____________________________ (and any adjustments under Section 3.6, if applicable).

3. Investor is ready and able to deliver, contemporaneously with the execution of this Certificate, the executed Deed of Absolute Sale and all other documents reasonably necessary to transfer title to the Assets to the Company.

4. The Company is ready and able to cause, contemporaneously with the execution of this Certificate, the issuance of the Unicoin Allocation to Investor via the Smart Contract, subject to the vesting schedule set forth in Section 3.7 of the Agreement.

5. Investor’s designated wallet address for delivery of the Unicoin Allocation is: ____________________________________.

Upon execution of this Certificate by both Parties, Closing shall be deemed to have occurred.

TRANSPARENTBUSINESS INC.

By:	Date:
Name / Title:

INVESTOR

By:	Date:
Name